Contacts Below

CoreLogic Expands Share Repurchase Authorization
To $250 million of Common Stock

IRVINE, Calif., December 13, 2012-CoreLogic®, Inc. (NYSE: CLGX), a leading provider of information, analytics and business services, today announced that its Board of Directors has authorized the Company to repurchase up to $250 million of outstanding shares of its common stock. The authorization has no expiration date, and replaces the Company's previous share repurchase authorization which provided for up to $156 million in future repurchases.

“CoreLogic has delivered record levels of financial performance during 2012 by focusing on profitable revenue growth, expanding margins and strengthening our capital structure. At the same time, the Company has returned a significant amount of capital to our shareholders in the form of a repurchase of ten million shares of our common stock,” said Frank Martell, Chief Financial Officer of CoreLogic. “As we move forward, CoreLogic is committed to continuing to reinvest in our business for consistent profitable growth and, at the same time, building financial flexibility and returning capital to our shareholders.”

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading residential property information, analytics and services provider in the United States and Australia. Our combined data from public, contributory and proprietary sources spans over 700 million records across 40 years including detailed property records, consumer credit, tenancy, hazard risk and location information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, transportation and government.  We deliver value to our clients through unique data, analytics, workflow technology advisory and managed services.  Our clients rely on us to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in seven countries.  For more information, please visit www.corelogic.com.

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Forward-Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's future revenue and profit growth, our ability to generate longer-term value and positive returns for our shareholders, and any future share repurchases. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2011, as amended, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to or increase in prices for data from various external sources; government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including the new Bureau of Consumer Financial Protection and with respect to the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally, together with our customer concentration and the impact of these factors thereon; and the restrictive covenants in the agreements governing certain of our outstanding indebtedness. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. There can be no assurance as to the amount, timing or prices of repurchases. The specific timing and amount of repurchases will vary based on market conditions and other factors.

CORELOGIC and the CoreLogic logo are registered trademarks owned by CoreLogic, Inc. and/or its subsidiaries.

Media Contact:                    Investor Contact:
Alyson Austin                        Dan Smith
Corporate Communications                Investor Relations
949-214-1414                        703-610-5410
newsmedia@corelogic.com                danlsmith@corelogic.com

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